STATEMENT OF CHIEF EXECUTIVE OFFICER	EXHIBIT 32.1
REGARDING FORM 10-Q FOR QUARTER ENDING
JUNE 30, 2004, pursuant to 18 U.S.C. Section 1350 as adopted pursuant to Section 906 of the Sarbanes-
Oxley Act of 2002

     I, Nello Gonfiantini III, Chairman of the Board, President and Secretary of Specialty Trust, Inc. (the Company), hereby state, certify and attest in this written statement that:

     (a) The quarterly report of the Company filed on form 10-Q for the quarter ended June 30, 2004 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     (b) The information contained in such report fairly presents, in all material respects, the financial condition and results of operations of the Company.

	/s/ NELLO GONFIANTINI III	Dated this 16th of August, 2004

Name:	Nello Gonfiantini III
Title:	Chairman of the Board, President
and Secretary
(Chief Executive Officer)

This certification is made solely for purposes of 18 U.S.C. Section 1350, subject to the knowledge standard contained therein, and not for any other purpose.

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